Exhibit 4.08




                          FIRST SUPPLEMENTAL INDENTURE

          This FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") is dated as of April 22, 1996 between SAKS & COMPANY, a New York corporation (the "Company"), and AIBC SERVICES, N.V., a Netherlands Antilles corporation, as trustee (the "Trustee") under the Indenture (as hereinafter defined).

                                 R E C I T A L S
                                 - - - - - - - -

          A. The Company has heretofore executed and delivered to the Trustee a certain Indenture dated as of July 1, 1993 (the "Indenture"), providing for the issuance of $50,000,000 principal amount of its 9% Subordinated Notes due May 31, 2001 (the "Notes"). All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

          B. Pursuant to Section 8.01 of the Indenture, a supplemental indenture may be entered into by the Company and the Trustee without the consent of any of the Holders of Outstanding Notes to, among other things, cure any ambiguity or correct or supplement any provision in the Indenture that may be inconsistent with any other provision in the Indenture, or to make such other provisions in regard to matters or questions arising under the Indenture as are not inconsistent with the provisions of the Indenture and as shall not adversely affect the interests of the Holders.

          C. All things necessary to make this First Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

                                A G R E E M E N T
                                - - - - - - - - -

          NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

          SECTION 1. Amendment to Indenture.  Section 1.01 of the Indenture
                     ----------------------
shall be amended by amending the definition of "Public Offering" by deleting the words "the Company's" and substituting therefor the word "Holdings's".

          SECTION 2. Severability.  In case any provision in this First
                    -------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 3.  No Third Party Beneficiaries.  Nothing in this First
                     -----------------------------
Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors under the Indenture, the Senior Lenders and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          SECTION 4. Effect of First Supplemental Indenture.  This First
                     --------------------------------------
Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

          SECTION 5. Governing Law.  This First Supplemental Indenture shall be
                     -------------
governed by and construed in accordance with the laws of the State of New York.

          SECTION 6. Counterparts.  This First Supplemental Indenture may be
                     ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the day and year first above written.

                                        SAKS & COMPANY




                                        By:   /s/ Robert J. Vill
                                            ----------------------------
                                             Name:  Robert J. Vill
                                             Title: Vice President, Treasurer



Attest:




By:  /s/ Joan F. Krey
    -------------------------
     Name:  Joan F. Krey
     Title: Vice President, Secretary,.
               General Counsel


                                        AIBC SERVICES N.V.

                                        By:  AMACO (Curacao) N.V.



                                        By:
                                            -------------------------------
                                             Name:
                                             Title:

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the day and year first above written.


                                        SAKS & COMPANY



                                        By:
                                            -----------------------------
                                             Name:
                                             Title:


Attest:




By:
    ---------------------------
     Name:
     Title:

                                        AIBC SERVICES N.V.

                                        By:  AMACO (Curacao) N.V.



                                        By:  /s/ Petronella J.S. Dunselman
                                            ------------------------------
                                             Name: Petronella J.S. Dunselman
                                             Title: Attorney-in-fact


                                             /s/ Rudolphus F.M. Scholten
                                            ----------------------------
                                             Name: Rudolphus F.M. Scholten
                                             Title: Attorney-in-fact